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Exhibit 24

ALLIANT TECHSYSTEMS INC.
POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Paul David Miller, Scott S. Meyers and Ann D. Davidson, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of shares of common stock of Alliant Techsystems Inc. pursuant to the Alliant Techsystems Inc. 2000 Stock Incentive Plan, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 30th day of January, 2002.

Signature	Title

/s/ PAUL DAVID MILLER Paul David Miller	Director, Chairman of the Board and Chief Executive Officer (principal executive officer)
/s/ ERIC S. RANGEN Eric S. Rangen	Vice President and Chief Financial Officer (principal financial and accounting officer)
/s/ SCOTT S. MEYERS Scott S. Meyers	Director and President
/s/ FRANCES D. COOK Frances D. Cook	Director
/s/ GILBERT F. DECKER Gilbert F. Decker	Director
/s/ THOMAS L. GOSSAGE Thomas L. Gossage	Director
/s/ JONATHAN G. GUSS Jonathan G. Guss	Director

/s/ DAVID E. JEREMIAH David E. Jeremiah	Director
/s/ JOSEPH F. MAZZELLA Joseph F. Mazzella	Director
/s/ ROBERT W. RISCASSI Robert W. RisCassi	Director
/s/ MICHAEL T. SMITH Michael T. Smith	Director

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  Exhibit 24